EXHIBIT 11.1

Certified Public Accountants

Registered Firm - Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in this Offering Statement on Form 1-A of our report dated April 30, 2019, related to our audits of the financial statements of 20/20 GeneSystems, Inc. as of December 31, 2018 and 2017 and for the years then ended. We also consent to the reference to us in the “Experts” section of the Offering Statement.

Very truly yours,

Newport Beach, California

August 12, 2019

20321 SW Birch Street, Suite 200 Newport Beach, California 92660-1756 P: 949.200.3280 F: 949.200.3281 www.dbbmckennon.com

Santa Monica	Newport Beach	San Diego